UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 3, 2008

SEQUENOM, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	000-29101	77-0365889
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3595 JOHN HOPKINS COURT

SAN DIEGO, CALIFORNIA 92121

(Address of Principal Executive Offices)

(858) 202-9000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On June 3, 2008, the registrant announced positive results from screening studies using the registrant’s noninvasive circulating cell-free fetal nucleic acid SEQureDx™ Technology, which enables the detection of fetal aneuploidy, including Down syndrome, from maternal blood. The registrant reported that in blinded studies performed at the registrant involving 200 clinical samples collected both prospectively and retrospectively, the registrant’s proprietary test for Down syndrome correctly identified 100% of all Down syndrome samples, without any false-positive outcomes. The registrant reported that population coverage for the test had improved to at least 93% of the U.S. population. The registrant plans to initiate a multi-site validation study consisting of several thousand samples in the fourth quarter of 2008 and to launch its Down syndrome test as a laboratory developed test in the United States in the first half of 2009.

Forward Looking Statements

Except for historical information contained in this current report, the matters set forth in this current report, including statements regarding future performance, the initiation of a multi-site validation study and the launching of a Down syndrome test as a laboratory developed test, are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including the risks described from time to time in the registrant’s filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2007 and subsequent filings. These forward-looking statements are based on current information that is likely to change and speak only as of the date hereof. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this current report. All forward-looking statements are qualified in their entirety by this cautionary statement, and the registrant undertakes no obligation to revise or update any forward-looking statement to reflect events or circumstances after the issuance of this current report.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEQUENOM, INC.

Date:	June 5, 2008	By:	/s/ Clarke Neumann
Clarke Neumann
Vice President and General Counsel

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